[Border Omitted]
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                                 4Health, Inc.

                       REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

No. W                                                   EXHIBIT A
                                         to the Warrant Agreement
Warrants                              Void After           , 1997
                                                 ----------

                                            CUSIP NO. 361043 11 2

THIS CERTIFIES THAT, FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value, of 4Health Inc., a Utah corporation (the "Company"), at any time from
     , 1996 and prior to the Expiration Date (as hereinafter defined) upon the
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presentation and surrender of this Warrant Certificate with the Subscription
Form on the reverse hereof duly executed, at the corporate office of Zions First
National Bank, [           ], as Warrant Agent, or its successor (the "Warrant
                -----------
Agent"), accompanied by payment of $11.00, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set
forth in the Warrant Agreement (the "Warrant Agreement"), dated       , 1996, by
                                                                ------
and between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 P.M. (Salt Lake City time) on
     , 1997.  If such date shall in the State of Utah be a holiday or a day on
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which the banks are authorized to close, the Expiration Date shall mean 5:00
P.M. (Salt Lake City time) the next following day which in the State of Utah is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that, if required by the Act, it will file a registration statement under the Act, use its best efforts to cause the same to become effective, to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $0.01 per
Warrant, at any time commencing after      , 1996; provided that, the Market
                                      -----
Price (as defined in the Warrant Agreement) for the Common Stock in the primary market in which the Common Stock is traded shall have for thirty (30) consecutive trading days and ending no more than (10) days prior to the Notice of Redemption, as defined below, equalled or exceeded $13.75 per share (subject to adjustment in the event of any stock splits or other similar events) (hereinafter referred to as the "Redemption Period"). Notice of redemption (the "Notice of Redemption") shall be given not later than the fortieth (40th) day before the date fixed for redemption (the "Redemption Date"), all as provided in the Warrant Agreement. The Registered Holder may exercise the Warrants pursuant to and in accordance with the terms of this Warrant Certificate and the Warrant Agreement at any time during the Redemption Period up to but excluding the Redemption Date. On and after the Redemption Date, the Registered Holder shall have no rights with respect to the Warrants except to receive $0.01 per Warrant upon surrender of this Certificate.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     The Corporation is authorized to issue different classes of shares and different series within classes. The board of directors of the Corporation has the right to issue different classes and series within classes and to fix the designations, preferences, limitations, and relative rights for any existing or future class or series. The Corporation will furnish any shareholder, without charge, a statement of the designations, preferences, limitations, and relative rights of each different class or series on written request by the shareholder.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:                         ,1996
                                        4HEALTH INC.
                                        By:
                                           ----------------------
                                             Name:
                                             Title:

[seal]
                                        By:
                                           ----------------------
                                            Name:
                                            Title:

COUNTERSIGNED:

ZIONS FIRST NATIONAL BANK,
as Warrant Agent

By:
   ---------------------------
     Authorized Officer


                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                          in Order to Exercise Warrant

     The undersigned Registered Holder hereby irrevocably elects to exercise
           Warrants represented by this Warrant Certificate, and to purchase the
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securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                         PLEASE INSERT SOCIAL SECURITY
                          OR OTHER IDENTIFYING NUMBER


                ================================================


                ------------------------------------------------
                    (please print or type name and address)

and be delivered to


                ================================================


                ------------------------------------------------
                    (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                   IMPORTANT:  PLEASE COMPLETE THE FOLLOWING

               1.   The exercise of this Warrant was solicited by
                                                      .          [  ]
               ---------------------------------------

               2.   If the exercise of this Warrant was not
               solicited, please check the following box.        [  ]

Dated:               199           x
       -------------    --          =============================

                                   ------------------------------
                                   Address

                                   Social Security or Taxpayer
                                   Identification Number

                                   Signature Guaranteed

                                   ASSIGNMENT

                    To Be Executed by the Registered Holder
                          in Order to Assign Warrants

     FOR VALUE RECEIVED,                                       , hereby sells,
                         --------------------------------------
assigns and transfers unto

                         PLEASE INSERT SOCIAL SECURITY
                          OR OTHER IDENTIFYING NUMBER


               ==================================================


               --------------------------------------------------
                    (please print or type name and address)

                                      of the Warrants represented by this
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Warrant Certificate, and hereby irrevocably constitutes and appoints
                                              Attorney to transfer this Warrant
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Certificate on the books of the Company, with full power of substitution in the premises.

Dated:               199           x
       -------------    --          -----------------------------
                                     Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE,
OR BOSTON STOCK EXCHANGE.